NEUBERGER BERMAN EQUITY FUNDS
                                 INVESTOR CLASS

                             DISTRIBUTION AGREEMENT
                                   SCHEDULE A

         The Series currently subject to this Agreement are as follows:

         Neuberger Berman Century Fund
         Neuberger Berman Fasciano Fund
         Neuberger Berman Focus Fund
         Neuberger Berman Genesis Fund
         Neuberger Berman Guardian Fund
         Neuberger Berman International Fund
         Neuberger Berman Mid Cap Growth Fund
         Neuberger Berman Partners Fund
         Neuberger Berman Regency Fund
         Neuberger Berman Small Cap Growth Fund
         Neuberger Berman Socially Responsive Fund


          Date: December 17, 2007